Exhibit 10.02

AMENDED AND RESTATED ADVISORY AGREEMENT

among

COLBY GLOBAL HORIZONS, LLC,

BLACKROCK INVESTMENT MANAGEMENT, LLC,

and

CRABEL CAPITAL MANAGEMENT, LLC

Dated as of March 31, 2013

1.	Undertakings in Connection with Offering of Global Horizons Units	3
2.	Duties of the Trading Advisor	5
3.	Trading Advisor Independent	6
4.	Commodity Broker; Floor Brokers	6
5.	Allocation of Company Assets to Trading Advisor	7
6.	Incentive Fee	7
7.	Term and Termination	9
8.	Right to Advise Others; Uniformity of Acts and Practices	9
9.	Speculative Position Limits	10
10.	Additional Undertakings by the Trading Advisor	10
11.	Representations and Warranties	10
12.	Entire Agreement	13
13.	Indemnification	14
14.	Assignment	15
15.	Amendment; Waiver	15
16.	Severability	15
17.	Notices	15
18.	Governing Law	16
19.	Consent to Jurisdiction	16
20.	Remedies	16
21.	Promotional Material	17
22.	Confidentiality	17
23.	Survival	17
24.	Counterparts	17
25.	Headings	17

Appendix A - List of Authorized Traders		A-1

Appendix B — List of Commodity Interests Traded by Trading Advisor		B-1

Appendix C - Commodity Trading Authority		C-1

Appendix D - Acknowledgment of Receipt of
Crabel Memorandum		D-1

Appendix E — Description of the Crabel Diversified Futures Program		E-1

Appendix F — Consent to Electronic Delivery		F-1

AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDED AND RESTATED ADVISORY AGREEMENT (the “Agreement”), made as of this        day of March 2013, among COLBY GLOBAL HORIZONS, LLC, a Delaware limited liability company (the “Company”), BLACKROCK INVESTMENT MANAGEMENT LLC, a Delaware limited liability company and the manager of the Company (the “Manager”), and CRABEL CAPITAL MANAGEMENT, LLC (the “Trading Advisor”);

W I T N E S S E T H:

WHEREAS, the Company trades, buys, sells or otherwise acquires, holds or disposes of forward contracts, futures contracts for commodities, financial instruments and currencies on United States and foreign exchanges, any rights pertaining thereto and any options thereon or on physical commodities and engages in all activities incident thereto (the foregoing forms of investment being collectively referred to herein as “commodity interests”);

WHEREAS, a holder of interests in the Company, BlackRock Global Horizons I, LP (the “Global Horizons Fund”), currently offers units of limited partnership interest in the Global Horizons Fund (the “Global Horizons Units”) for sale to investors in an offering exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Section 4(2) thereof and Rule 506 under Regulation D promulgated thereunder, as described in the Global Horizons Fund’s confidential private placement memorandum (the “Global Horizons Memorandum”) that has been filed with the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”) pursuant to the Commodity Exchange Act, as amended (the “CEA”), the commodity pool operator and commodity trading advisor regulations promulgated under the CEA by the CFTC (the “Commodity Regulations”), and NFA rules promulgated under the CEA (the “NFA Rules”);

WHEREAS, previously the sole holder of interests in the Company was the Global Horizons Fund, but interests in the Company may now be held by additional entities sponsored or managed by the Manager or an affiliate (each such entity, including the Global Horizons Fund, a “BlackRock Vehicle”);

WHEREAS, the Global Horizons Fund had previously sold Global Horizons Units publicly pursuant to an effective registration under the 1933 Act.  Such public offering was discontinued in 1998, and the Global Horizons Units now being offered are the same class of equity securities as the outstanding Global Horizons Units;

WHEREAS, the Trading Advisor is engaged in the business of, among other things, making trading decisions on behalf of investors in the purchase and sale of certain commodity interests;

WHEREAS, pursuant to the original advisory agreement entered into between the parties on March 30, 2010 and amended from time to time (collectively, the “Original Agreement”), the Company desired the Trading Advisor, upon the terms and conditions set forth therein, to act as a trading advisor for the Company and to make commodity interests investment decisions for the Company with respect to the Company’s assets from time to time, and the Trading Advisor desired to so act; and

WHEREAS, the parties wish to amend and restate the Original Agreement and enter into this Agreement to set forth and memorialize the terms pursuant to which each of them will perform its responsibilities in the roles described above

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1.                                      Undertakings in Connection with Offering of Global Horizons Units.

(a)                                 Undertakings by the Trading Advisor.  The Trading Advisor agrees to use its best efforts to cooperate with the Global Horizons Fund and the Manager in amending the Global Horizons Memorandum or any other written materials, including without limitation by providing, as promptly as may be reasonably practicable, all information (if any) regarding the Trading Advisor and its principals which the Manager reasonably believes to be necessary or advisable to include in the Global Horizons Memorandum, as the same may be amended from time to time; provided, that nothing herein shall require the Trading Advisor to disclose any proprietary or confidential information related to its trading programs, systems or strategies or any information relating to its clients; provided further that the Manager, the Company and the Global Horizons Fund agree that they will not disclose in writing or revise or amend any written disclosure related to (i) the Trading Advisor’s principals, (ii) the Trading Advisor’s track record, (iii) the Trading Advisor’s fees or (iv) the Trading Advisor’s trading program without the prior written consent (which may be by electronic mail) of the Trading Advisor.  Notwithstanding the foregoing, (x) the Trading Advisor agrees that the Company, the Manager and the Global Horizons Fund may disclose any of the foregoing information without the Trading Advisor’s prior written consent to the extent such disclosure is required under applicable law or regulation (including, without limitation, in the Global Horizons Fund’s regulatory filings) or by legal or regulatory authority and (y) the Company, the Manager and the Global Horizons Fund may disclose without the Trading Advisor’s prior written consent the name of the Trading Advisor, performance and portfolio statistics of the Trading Advisor’s trading program so long as such performance and portfolio statistics are aggregated with other portfolios and such information is not uniquely identifiable with the Trading Advisor’s trading program.

(b)                                 Certain Defined Terms.  As used in this Agreement, the term “principal” shall have the same meaning given to such term in Section 4.10(e) of the Commodity Regulations, and the term “affiliate” shall mean an individual or entity (including a stockholder, director, officer, employee, agent, or principal) that directly or indirectly controls, is controlled by, or is under common control with any other individual or entity.

(c)                                  Use of Global Horizons Memorandum and Other Solicitation Material.  Neither the Trading Advisor, its principals nor any of its employees, affiliates or agents, the employees, affiliates or agents of such affiliates, or their respective successors or assigns shall use, publish, circulate or distribute the Global Horizons Memorandum (including any amendment or supplement thereto) or any related solicitation material nor shall any of the foregoing engage in any marketing, sales or promotional activities in connection with the offering of Global Horizons Units, except as may be requested by the Manager and agreed to by the Trading Advisor.

(d)                                 Updated Performance Information.  At any time while Global Horizons Units continue to be offered and sold, at the written request of the Global Horizons Fund or the Manager, the Trading Advisor, at its own expense, shall promptly provide the Global Horizons Fund and the Manager with complete and accurate performance information (in form and substance consistent with Section 4.35 of the Commodity Regulations and the NFA Rules) reflecting the actual performance of the accounts directed by the Trading Advisor pursuant to the Program (as defined below) up to the latest practicable date (consistent with Section 4.35 of the Commodity Regulations) prior to the date of the Global Horizons Memorandum as amended or supplemented, together with any reports or letters relating to such performance data received from accountants and in the possession of the Trading Advisor.  Notwithstanding anything to the contrary herein, the Trading Advisor shall not be required to provide such information more frequently than monthly.

(e)                                  Access to Books and Records.  Upon reasonable notice to the Trading Advisor, the Company or the Manager shall have the right to have access to the Trading Advisor’s offices in order to inspect and copy such books and records during normal business hours as may enable them to verify the accuracy and completeness of or to supplement as necessary the data furnished by the Trading Advisor pursuant to Section l(d) of this Agreement or to verify compliance with the terms of this Agreement (subject to such restrictions as the Trading Advisor may reasonably deem necessary or advisable so as to preserve the confidentiality of proprietary information concerning such trading systems, methods, models, strategies and formulas and of the identity of the Trading Advisor’s clients).

(f)                                   Trading Level.  The Company or the Manager shall select a trading level for the Company (the “Trading Level”) provided that it shall not fall below the $15 million USD minimum, unless otherwise agreed by the parties.  The Trading Advisor will use its best efforts to cause the portfolio of the Company to statistically replicate the full portfolio.  Nevertheless, the Manager acknowledges that, although correlated, the results of the reduced portfolio may differ, perhaps significantly, from the full portfolio as a result of the Company’s lower Trading Level.  Such Trading Level can be the initial actual cash and cash equivalents contributed to the Company or it can include a “notional” amount in excess of the actual assets.  The Company or the Manager agrees to notify the Trading Advisor of any intent to increase or decrease the Trading Level of the Company and the Manager agrees that it will obtain prior approval from the Trading Advisor to increase the Trading Level of the Company.  The Trading Advisor may withhold such approval in its sole discretion.  Any profit or loss in the Company shall be reinvested in the Company for Trading Level purposes.

(g)                                  Error Policy.  When an error is discovered, the Trading Advisor will take action to correct the error to the extent possible and as soon as possible.  If a broker makes an error, the Trading Advisor will request the broker to make the Company’s account whole.  Trading errors not resolved by the broker, including errors made by the Trading Advisor, either to the benefit or detriment of the Company are borne by the Company.  In accordance with the indemnification provisions in Section 14 of this Agreement, the Trading Advisor will be obligated to reimburse the Company for any trade error resulting from Trading Advisor’s gross negligence, material breach of this Agreement or material breach of any fiduciary obligation to the Company.

(h)                                 Electronic Order Entry Risks.  The Trading Advisor may place trades via electronic order platforms for the Company or the Manager.  In such instances, trading through an electronic trading or order routing system may expose the Company to risks associated with system or component failure.  The risk exists that a trade may not be placed, a trade may be placed at a later time than originally desired, or a trade may not be able to be cancelled.  These occurrences, which are beyond the Trading Advisor’s control, could result in losses to the Company.

2.                                      Duties of the Trading Advisor.

(a)                                 Speculative Trading.  As of the date of this Agreement, the Trading Advisor shall act as a trading advisor for the Company, acting independently from any other advisors or managers selected to direct accounts on behalf of the Global Horizons Fund.  The Trading Advisor and the Company agree that in managing the assets of the Company, the Trading Advisor shall utilize its Crabel Diversified Futures Program (the “Program”) as described as Class G Interests in the Trading Advisor’s Crabel Fund, L.P. Private Placement Memorandum dated November 30, 2012 (the “Crabel Memorandum”).  The Trading Advisor may trade a different portfolio for the Company only with the consent of the Manager.  Except as provided otherwise in this Section 2, the Trading Advisor shall have sole and exclusive authority and responsibility for directing the investment and reinvestment of the Company’s assets utilizing the Programs pursuant to and in accordance with the Trading Advisor’s best judgment and its approach as described in the Crabel Memorandum, and as refined and modified from time to time in the future in accordance herewith, for the period and on the terms and conditions set forth herein.  Only those individuals currently employed by the Trading Advisor and listed in Appendix A are permitted to implement trades for the Company.  Notwithstanding the foregoing, the Company or the Manager may override the trading instructions of the Trading Advisor to the extent necessary to comply with applicable law, including speculative position limits.

The Company and the Manager both specifically acknowledge that in agreeing to manage the Company, the Trading Advisor is not making any guarantee of profits or of protections against loss.

The Trading Advisor shall give the Company and the Manager prompt written notice of any proposed material change in the Program or the manner in which trading decisions are to be made or implemented and shall not make any such proposed material change with respect to trading for the Company without having given the Company and the Manager at least 30 days’ prior written notice of such change.  The addition and/or deletion of commodity interests from the Company’s portfolio managed by the Trading Advisor shall not be deemed a change in the Trading Advisor’s trading approach and prior written notice to the Company or the Manager shall not be required therefor, except as set forth in section 2(b) below; provided that, with respect to the Company, the Trading Advisor may trade a different trading program in managing the Company only with the consent of the Manager.

(b)                                 List of Commodity Interests Traded by the Trading Advisor.  The Trading Advisor shall provide the Company and the Manager with a complete list of commodity interests which it intends to trade on the Company’s behalf.  All commodity interests traded shall be listed on Appendix B to this Agreement.  The addition of commodity interests (other than forward contracts on foreign currencies) to the Company’s portfolio managed by the Trading Advisor as set forth in Appendix B to this Agreement shall require prior written notice to the Company or the Manager and an amendment to Appendix B.

(c)                                  Investment of Assets Held in Securities and Cash.  Notwithstanding any provision of this Agreement to the contrary, the Company and the Manager, and not the Trading Advisor, shall have the sole and exclusive authority and responsibility with regard to the investment, maintenance and management of the Company’s assets other than in respect of the Trading Advisor’s trading of the Company’s assets in instruments listed in Appendix B.

(d)                                 Trading Authorization.  Prior to the Company’s acceptance of trading advice from the Trading Advisor in accordance with this Agreement, the Company shall deliver to the Trading Advisor a trading authorization in the form of Appendix C hereto appointing the Trading Advisor as an agent of the Company and attorney-in-fact for such purpose.

(e)                                  Delivery of Crabel Memorandum Updates.  The Trading Advisor shall, during the term of this Agreement, deliver to the Company copies of all updates to the Crabel Memorandum no later than the time at which the Trading Advisor makes such updates available to its clients, and the Manager on behalf of the Company shall, if requested, sign the Acknowledgment of Receipt of Crabel Memorandum in the form of Appendix D hereto, for the initial Crabel Memorandum so delivered.

(f)                                   Trade Reconciliations.  The Trading Advisor acknowledges its obligation to review its commodity interest positions each business day and to notify the Company and the Manager promptly of any material errors committed by the Trading Advisor or any trade which the Trading Advisor believes was not executed in accordance with its instructions and which cannot be promptly resolved. The Trading Advisor will use its own systems to evaluate trade and portfolio information.

(g)                                  Trade Information.  The Trading Advisor shall use reasonable efforts to provide trade information to OMR Systems by electronic file by 6:00 p.m. US East Coast time on the date of any trade made on behalf of the Company.

3.                                      Trading Advisor Independent.  For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor.  Nothing contained herein shall create or constitute the Trading Advisor, the Global Horizons Fund or the Manager as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall this Agreement be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other.  The parties acknowledge that the Trading Advisor has not been an organizer or promoter of the Global Horizons Fund.

4.                                      Commodity Broker; Floor Brokers.

(a)                                 Clearing of All Trades.  The Trading Advisor shall clear orders for all commodity interest transactions for the Company through such commodity broker or brokers as the Company shall designate from time to time in its sole discretion (the “Clearing Broker”).  The Trading Advisor shall receive copies of all daily and monthly brokerage statements for the Company directly from the Clearing Broker .

The parties acknowledge that the Trading Advisor has no authority or responsibility for selecting a commodity broker or dealers or for the negotiation of brokerage commission rates.  If necessary for the Trading Advisor to trade pursuant to the Program, the Company shall provide adequate dealing lines of credit for the Trading Advisor to place orders for spot and forward currency contracts on behalf of the Company.

5.                                      Allocation of Company Assets to Trading Advisor; Allocation of Receipts and Charges.

(a)                                 The Manager has allocated a portion of the assets of the BlackRock Vehicles to the Company to be managed in accordance with the terms of this Agreement.  The Manager may, in its sole discretion, reallocate BlackRock Vehicles’ assets by contributing to or withdrawing amounts from the Company as of any month-end with 3 days notice. The Company may withdraw amounts from the Clearing Broker Accounts as of any month-end, including to fund any distributions or redemptions of interests to be made by the Company and/or to pay the Company’s expenses; provided that the Company and the Manager shall provide the Trading Advisor three days notice so that the Trading Adviser may liquidate positions as may be necessary to satisfy such withdrawals.

(b)                                 A separate memorandum account (each such account, an “Account”) shall be maintained on the books of the Company with respect to each BlackRock Vehicle’s interest in the Company (or in respect of different portions of a BlackRock Vehicle’s interest in the Company) managed by the Trading Advisor and shall be increased or decreased for allocations, reallocations, and the allocation of gains and receipts, losses and charges (including the Incentive Fee and the Management Fee) with respect to such Account.

(c)                                  Gains and receipts (e.g., trading profits and, in some instances, interest income), losses and charges (e.g., trading losses, incentive fees and brokerage commissions) specific to the Company shall be allocated to the BlackRock Vehicles’ Accounts on a pro rata basis based on the value of each BlackRock Vehicle Account at the beginning of the applicable fiscal period, before reduction for any Incentive Fee (as defined herein).

(d)                                 With respect to the Global Horizons Fund, gains and receipts, losses and charges not specific to (i) the Company or (ii) any other company or account held by the Global Horizons Fund and managed by a specific trading advisor (e.g., certain interest income) (“Non-Specific Items”), shall be allocated among all of the companies and accounts held by the Global Horizons Fund that are managed by the different trading advisors, including the Global Horizon Fund’s Account with the Company, pro rata based on the beginning of the month value of each such company and account after reduction for account specific charges.

(e)                                  The value of each BlackRock Vehicle’s Account after taking into account all realized and unrealized gains and losses, and with respect to Global Horizons Fund’s Account, the Non-Specific Items referenced in clause (d) above and after taking into account the Global Horizons Fund’s administrator fees and brokerage commissions except for fees provided for in Section 6, is the “Mark-to-Market Value” of each BlackRock Vehicle’s Account. Any other fees or charges (excluding the Global Horizons Fund’s administrator fees and brokerage commissions) specific or non-specific to the Company, will be treated as withdrawals for purpose of calculating the Mark-to-Market Value of each BlackRock Vehicle’s Account. For avoidance of doubt, the Global Horizon Fund’s administrator fees for these purposes shall not exceed [ ]* of the Trading Level.

6.                                      Incentive Fee.

(a)                                 The Company will pay an incentive fee (the “Incentive Fee”) to the Trading Advisor, in respect of each BlackRock Vehicle’s Account, on an annual basis, which shall be December 31 of each calendar year (“Incentive Fee Calculation Date”), within 30 days of the Incentive Fee Calculation Date, equal to [ ]* of the New Trading Profit (as defined herein) of such BlackRock Vehicle’s Account as of such Incentive Fee Calculation Date.

(b)                                 Subject to the adjustments contemplated below, “New Trading Profit” shall mean any increase in the Mark-to-Market Value of a BlackRock Vehicle’s Account as of the current Incentive Fee Calculation Date over the High Water Mark (as defined herein) attributable to such BlackRock Vehicle’s Account.  New Trading Profit will be calculated prior to reduction [ ]*.

(c)                                  The High Water Mark attributable to a BlackRock Vehicle’s Account shall be equal to the highest value of such BlackRock Vehicle’s Account (for the avoidance of doubt, after reduction for the Incentive Fee then paid), as of any preceding Incentive Fee Calculation Date.  The High Water Mark attributable to a BlackRock Vehicle’s Account shall be increased dollar-for-dollar by any capital allocated to the Company by such BlackRock Vehicle and decreased proportionately when capital is reallocated away from the Company (other than to pay expenses) by such BlackRock Vehicle.  The amount of the High Water Mark after giving effect to the proportionate reduction made as a result of a reallocation shall be calculated by multiplying the High Water Mark of such BlackRock Vehicle’s Account in effect immediately prior to such reallocation by a fraction the numerator of which is the value of such BlackRock Vehicle’s Account immediately following such reallocation and the denominator of which is the value of such BlackRock Vehicle’s Account immediately before such reallocation.  Notwithstanding the foregoing, if a BlackRock Vehicle reinvests assets from another vehicle or account (the “Other Account”) managed by the Trading Advisor or its affiliates in the Company, then the initial High Water Mark attributable to such BlackRock Vehicle’s Account shall be the high water mark applicable to such BlackRock Vehicle’s assets in the Other Account determined as of the date of reinvestment in the Company.

(d)                                 If an Incentive Fee is paid as of an Incentive Fee Calculation Date in respect of a BlackRock Vehicle’s Account, the High Water Mark of such BlackRock Vehicle’s Account is reset to the value of the BlackRock Vehicle’s Account immediately following such payment.

(e)                                  When there is an accrued Incentive Fee in respect of a BlackRock Vehicle’s Account at any time any reallocation from the Company by a BlackRock Vehicle is made, the Incentive Fee attributable to such reallocation will be paid within 30 days of the reallocation.  Such Incentive Fee shall be determined by multiplying the Incentive Fee that would have been paid in respect of such BlackRock Vehicle’s Account had the date of the reallocation been an Incentive Fee Calculation Date by a fraction the numerator of which is the amount of the reallocation by such BlackRock Vehicle and the denominator of which is the value of the BlackRock Vehicle’s Account immediately prior to the reallocation, in each case prior to reduction for the accrued Incentive Fee.  Such Incentive Fee will be paid from and reduce the amount of the reallocation by such BlackRock Vehicle.

(f)                                   Interest shall not be included in any of the foregoing calculations.  For the avoidance of doubt, no Incentive Fee shall be payable on any interest income earned by a BlackRock Vehicle.

(g)                                  Termination of this Agreement shall be treated as an Incentive Fee Calculation Date.

7.                                      Term and Termination.

(a)                                 Term and Renewal.  This Agreement shall continue in effect until December 31, 2013.  Thereafter, this Agreement shall be automatically renewed for successive one-year periods, on the same terms, unless terminated by either the Trading Advisor or the Company upon 90 days’ notice to the other party.

(b)                                 Termination.  Notwithstanding Section 7(a) hereof, this Agreement shall terminate:

(i)                                             immediately if the Company shall terminate and be dissolved in accordance with the Limited Liability Company Agreement or otherwise;

(ii)                                          at the discretion of the Manager as of the end of any month;

(iii)                                       at the discretion of the Trading Advisor, as of the following month-end, should any of the following occur:  (1) the assets managed by the Trading Advisor decrease to less than [ ]* at the close of business on any day; or (2) the Trading Advisor has determined to cease managing any customer accounts pursuant to the Program; or

(iv)                                      at the discretion of the Trading Advisor as of the end of any month upon 90 days’ prior written notice to the Manager.

8.                                      Right to Advise Others; Uniformity of Acts and Practices.

(a)                                 During the term of this Agreement, the Trading Advisor shall be free to advise other investors as to the purchase and sale of commodity interests, to manage and trade other investors’ commodity interests accounts and to trade for and on behalf of their own proprietary commodity interests accounts.  However, under no circumstances shall the Trading Advisor favor any commodity interests account directed by any of them (regardless of the date on which they began or shall begin to direct such account) over the Company’s account, giving due consideration to the trading program which the Manager has requested the Trading Advisor to trade on behalf of the Company.  For purposes of this Agreement, the Trading Advisor shall not be deemed to be favoring another commodity interests account over the Company’s account if the Trading Advisor, in accordance with specific instructions of the owner of such account, trades such account at a degree of leverage or in accordance with trading policies which shall be different from that which shall normally be applied to substantially all of the Trading Advisor’s other accounts or if the Trading Advisor, in accordance with the Trading Advisor’s money management principles, shall not trade certain commodity interests contracts for an account based on the amount of equity in such account or for some other reason in accordance with its money management principles.

(b)                                 The Trading Advisor understands and agrees that it shall have a fiduciary responsibility to the Company under this Agreement.

(c)                                  At the request of the Company, the Trading Advisor shall promptly make available to the Company (if available to it without undue cost or expense) copies of the normal daily, monthly, quarterly and annual, as the case may be, written reports reflecting the performance of all commodity pool accounts pursuant to the Program advised, managed, owned or controlled by the Trading Advisor required to be delivered to pool participants pursuant to the CEA and similar written information, including monthly account statements, reflecting the performance of all other commodity interest accounts pursuant to the Program advised, managed, owned or controlled by the Trading Advisor, with respect to which account reports shall not be required to be delivered to the owners thereof pursuant to the CEA (subject to the need to preserve the confidentiality of proprietary information concerning the Trading Advisor’s trading systems, methods, models, strategies and formulas and the identity of the Trading Advisor’s clients).  At the request of the Company, the Trading Advisor shall promptly deliver to the Company a written explanation of the differences, if any, in the performance between the Company’s account and such other commodity interest accounts traded utilizing the same program or portfolio (subject to the need to preserve the confidentiality of proprietary information concerning the Trading Advisor’s trading systems, methods, models, strategies and formulas and the identity of the Trading Advisor’s clients) pursuant to the Program.

9.                                      Speculative Position Limits.  If the Trading Advisor (either alone or aggregated with the positions of any other person if such aggregation shall be required by the CEA, the CFTC or any other regulatory authority having jurisdiction) shall exceed applicable limits in any commodity interest traded for the Company, the Trading Advisor shall immediately take such action as the Trading Advisor may deem fair and equitable to comply with the limits.  If such limits are exceeded by the Company, the Manager may require the Trading Advisor to liquidate positions as required.

10.                               Additional Undertakings by the Trading Advisor.  Neither the Trading Advisor nor its employees, affiliates or agents, the stockholders, directors, officers, employees, principals, affiliates or agents of such affiliates, or their respective successors or assigns shall use or distribute for any purpose whatsoever any list containing the names and/or residential addresses of and/or other information about the investors of the BlackRock Vehicles.

11.                               Representations and Warranties.

(a)                                 The Trading Advisor hereby represents and warrants to the other parties as follows:

(i)                                             The Trading Advisor is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially affect the Trading Advisor’s ability to perform its obligations under this Agreement. The Trading Advisor has full corporate, partnership or limited liability company (as the case may be) power and authority to perform its obligations under this Agreement.

(ii)                                          This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and constitutes a valid, binding and enforceable agreement of the Trading Advisor in accordance with its terms, subject to insolvency laws.

(iii)                                       Assuming the accuracy of the Company’s and Manager’s representation in subsection 11(c)(vii) below, the Trading Advisor has all governmental, regulatory and commodity exchange licenses and approvals and has effected all filings and registrations with governmental and regulatory agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder (including without limitation, and if applicable, registration of the Trading Advisor as a commodity trading advisor under the CEA, and membership of the Trading Advisor as a commodity trading advisor in NFA), and the performance of such obligation will not violate or result in a breach of any provision of the Trading Advisor’s certificate of incorporation, by-laws or any agreement, instrument, order, law or regulation binding on the Trading Advisor.  The principals of the Trading Advisor are duly listed as such on its commodity trading advisor Form 7-R registration.

(iv)                                      Assuming the accuracy of the Manager’s representation in subsection 11(b)(vii) below, management by the Trading Advisor of an account for the Company in accordance with the terms hereof will not require any registration under, or violate any of the provisions of, the Investment Advisers Act of 1940 (assuming that the Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Company Act”)).

(v)                                         To the best of its knowledge, the Trading Advisor’s implementation of its trading program on behalf of the Company does not infringe any other person’s copyrights, trademark or other intellectual property rights.

(vi)                                      The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Trading Advisor is bound or any order, rule or regulation application to the Trading Advisor of any court or any governmental body or administrative agency having jurisdiction over the Trading Advisor.

(vii)                                   Other than as may have been disclosed in writing to the Manager by the Trading Advisor, there is not pending, or to the best of the Trading Advisor’s knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Trading Advisor is a party, or to which any of the assets of the Trading Advisor is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor.  The Trading Advisor has not received any notice of an investigation or warning letter from NFA or CFTC regarding non-compliance by the Trading Advisor with the CEA or the regulations thereunder.

(b)                                 The Manager hereby represents and warrants to the other parties as follows:

(i)                                             The Manager is duly organized and validly existing and in good standing under the laws of its jurisdiction of formation and in good standing under the laws of each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Manager’s ability to perform its obligations hereunder.

(ii)                                          The Manager has the power and authority under applicable law to perform its obligations hereunder.

(iii)                                       This Agreement has been duly and validly authorized, executed and delivered by the Manager and constitutes a legal, valid and binding agreement of the Manager enforceable in accordance with its terms.

(iv)                                      The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Manager is bound or any order, rule or regulation applicable to the Manager of any court or any governmental body or administrative agency having jurisdiction over the Manager.

(v)                                         There is not pending, or, to the best of the Manager’s knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Manager is a party, or to which any of the assets of the Manager is subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Manager or is required to be disclosed pursuant to applicable CFTC regulations.

(vi)                                      The Manager has all governmental, regulatory and commodity exchange approvals and licenses, and has effected all filings and registrations with governmental agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder (including, without limitation, registration as a commodity pool operator under the CEA and membership in NFA as a commodity pool operator), and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or any agreement, order, law or regulation binding upon it.  The principals of the Manager are duly registered as such on the Manager’s commodity pool operator Form 7-R registration.

(vii)                                   The Company is not an “investment company” within the meaning of the Company Act.

(c)                                  The Company represents and warrants to the other parties as follows:

(i)                                             The Company is duly organized and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and in good standing under the laws of each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Company’s ability to perform its obligations hereunder.

(ii)                                          The Company has the limited liability company power and authority under applicable law to perform its obligations hereunder.

(iii)                                       This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms.

(iv)                                      The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Company is bound or any order, rule or regulation applicable to the Company of any court or any governmental body or administrative agency having jurisdiction over the Company.

(v)                                         There is not pending, or, to the best of the Company’s knowledge, threatened, any action, suit or proceeding before or by any court or other governmental body to which the Company is a party, or to which any of the assets of the Company is subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Company or which is required to be disclosed pursuant to applicable CFTC regulations.

(vi)                                      The Company has all governmental, regulatory and commodity exchange approvals and licenses, and has effected all filings and registrations with governmental agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of formation, limited liability company agreement or any other agreement, order, law or regulation binding upon it.

(vii)                                   The Company is, and shall at all times during the term of this Agreement be, a Qualified Eligible Person (“QEP”) as defined in CFTC Rule 4.7 because it meets one or more of the QEP criteria.

(viii)                                The Company is not subject to (x) Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), including by reason of Section 3(42) of ERISA and any regulations promulgated thereunder or (y) any similar provisions that may be set forth under applicable state law.

(d)                                 The foregoing representations and warranties shall be continuing during the entire term of this Agreement and, if at any time, any event shall occur which would make any of the foregoing representations and warranties of any party no longer true and accurate, such party shall promptly notify the other parties.

12.                               Accounting from the Company or the Manager.  The Company or the Manager shall provide the Trading Advisor with a balance sheet, income statement and details of accrued incentive fee calculations related to the Company on a monthly basis by the 10th business day of each month.

13.                               Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought.

14.                               Indemnification.

(a)                                 The Company shall indemnify, defend and hold harmless the Trading Advisor and its directors, members, officers, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Company shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any of its or their actions or capacities relating to the business or activities of the Company pursuant to this Agreement; provided that the conduct of such person which was the subject of the demand, claim, lawsuit, action or proceeding did not constitute gross negligence or a material breach of this Agreement or of any fiduciary obligation to the Company.  The termination of any demand, claim, lawsuit, action or proceeding by settlement shall not, in itself, create a presumption that the conduct in question was not undertaken in good faith.

(b)                                 The Trading Advisor shall indemnify, defend and hold harmless the Company, the Manager, their respective affiliates and their respective directors, officers, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any reasonable investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Advisor shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any action or omission of the Trading Advisor or any of its respective officers, directors or employees relating to the business or activities of such person under this Agreement or relating to the management of an account of the Company provided:  the action or omission of such person which was the subject of the demand, claim, lawsuit, action or proceeding did not constitute gross negligence or a material breach of this Agreement or any fiduciary obligation of the Company.

(c)                                  The Trading Advisor, its officers, members, directors, employees and shareholders shall not be liable to the Company and its officers, directors or members or to any of their successors or assigns except by reason of acts or omissions in contravention of the express terms of this Agreement, or due to their intentional misconduct or gross negligence, or by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Company.

(d)                                 The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party.

(e)                                  In the event that a person entitled to indemnification under this Section 14 is made a party to an action, suit or proceeding alleging both matters for which indemnification may be due hereunder and matters for which indemnification may not be due hereunder, such person shall be indemnified only in respect of the former matters.

(f)                                   Promptly after receipt by any of the indemnified parties under this Agreement of notice of any demand, claim, lawsuit, action or proceeding, the indemnified party shall notify the indemnifying party in writing of the commencement thereof if a claim for indemnification in respect thereof is to be made under this Agreement.  Except to the extent that the indemnifying party is not materially prejudiced thereby, the omission so to notify shall relieve the indemnifying party from any obligation or liability which it may have to any such indemnified party under this section.  In the event that such demand, claim, lawsuit, action or proceeding is brought against a person entitled to be indemnified under this Agreement, and the indemnifying party is notified of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party may wish, to assume the defense thereof, with counsel selected by the indemnifying party and approved by the indemnified person (provided that approval may not be unreasonably withheld), and after notice from the indemnifying party to such indemnified person of the indemnifying party’s election so as to assume the defense thereof, the indemnifying party shall not be liable to such person under this section for any legal or other expenses subsequently incurred by such person in connection with the defense thereof, unless the indemnifying party approves the employment of separate counsel by such person (it being understood, however, that the indemnifying party shall not be liable for legal or other expenses of more than one separate firm of attorneys for all such persons indemnified hereunder, which firm shall be designated in writing by the Trading Advisor or the Company, as the case may be).

15.                               Assignment.  This Agreement shall not be assigned by any of the parties hereto without the prior express written consent of the other parties hereto; provided, that either party may assign this agreement to an affiliate upon prior notice to the other party.

16.                               Amendment; Waiver.  This Agreement shall not be amended except by a writing signed by the parties hereto.  No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its rights hereunder on any occasion or series of occasions.

17.                               Severability.  If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

18.                               Notices.  Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service, facsimile, postage prepaid mail or other similar means and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

if to the Company or the Manager:

COLBY GLOBAL HORIZONS, LLC

c/o BlackRock Investment Management LLC

40 East 52nd Street

25th Floor

New York, NY 10022

Attn:  Edward A. Rzeszowski

Facsimile:  212-810-8745

with a copy to:

BlackRock Investment Management, LLC

Princeton Corporate Campus

800 Scudders Mill Road — Section 1B

Plainsboro, New Jersey  08536

Attn:  Michael Pungello

Facsimile:  609-282-2664

with a further copy to:

BlackRock Alternative Advisors

601 Union Street, 56th Floor

Seattle, Washington  98101

Attn:  Marie Bender

Facsimile:  206-613-6708

if to the Trading Advisor:

Crabel Capital Management, LLC

Attn:  Michael Pomada

312 East Buffalo Street, Unit #30

Milwaukee, WI 53202

Facsimile:  414-276-2660

Telephone:  414-224-7510

Email: clientrelations@crabel.com and ccmlegal@crabel.com

19.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

20.                               Consent to Jurisdiction.  The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County of New York, City of New York, and State of New York.  Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the County of New York, City of New York, and State of New York.  The parties further agree that any such action or proceeding brought by any party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts, or if appropriate before any applicable arbitral body, located within the County of New York, City of New York, and State of New York.

21.                               Remedies.  In any action or proceeding arising out of any of the provisions of this Agreement, the Trading Advisor, the Manager and the Company agree that they shall not seek any prejudgment equitable or ancillary relief.  Such parties also agree that their sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement; provided, however, that the Company agrees that the Trading  Advisor and the Manager may seek declaratory judgment with respect to the indemnification provisions of this Agreement.

22.                               Promotional Material.  None of the parties hereto will make reference to any other such party in officially filed or publicly or privately distributed material without first submitting such material to the party so named for approval a reasonable period of time in advance of the proposed use of such material.

23.                               Confidentiality.  The Company and the Manager (collectively the “Global Horizons Fund Parties”) shall not disclose to any person any information arising out of or relating to the transactions effected by the Trading Advisor, regardless of whether the source of such information was the Trading Advisor or a third party.  Notwithstanding the foregoing, the Global Horizons Fund Parties may disclose such information or any portion thereof (i) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator, or tribunal, or (ii) to any government or regulatory or self-regulatory body having authority to regulate or oversee their business, provided, however, that (other than in connection with a routine audit or examination, in which case the Global Horizons Fund Parties will seek to obtain confidential treatment of such information by the persons to whom it is disclosed) they will give the Trading Advisor prior written notice of the information to be disclosed to the extent that such notice is permissible and the Global Horizons Fund Parties will cooperate with the Trading Advisor to seek to obtain confidential treatment of such information by the persons to whom it is disclosed.   The Global Horizons Fund Parties acknowledge and agree that the Trading Advisor’s trading systems and the methodology utilized by such systems are unique, proprietary to the Trading Advisor, and have been developed at a significant cost to the Trading Advisor through extensive research and development efforts.  The Global Horizons Fund Parties hereby agree that they shall not, directly or indirectly, take any steps or make any attempt to reverse engineer or analyze the Trading Advisor’s trading systems or the methodology utilized by such systems.

24.                               Survival.  The provisions of this Agreement shall survive the termination hereof with respect to any matter arising while this Agreement shall be in effect.

25.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

26.                               Headings.  Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

*                                         *                                         *                                         *                                         *

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned on the day and year first written above.

COLBY GLOBAL HORIZONS, LLC

By:	BLACKROCK INVESTMENT MANAGEMENT, LLC,
its Manager

By:
Name: Robert S. Ellsworth
Title: Managing Director

By:
Name: Lawrence M. Gail
Title: Managing Director

BLACKROCK INVESTMENT MANAGEMENT, LLC

By:
Name: Robert S. Ellsworth
Title: Managing Director

By:
Name: Lawrence M. Gail
Title: Managing Director

By:	CRABEL CAPITAL MANAGEMENT, LLC

By:
Name: Michael Pomada
Title: Chief Operating Officer

APPENDIX A

AUTHORIZED TRADERS

1.              Toby Crabel

2.              Sean Greenwaldt

3.              Paul Mason

4.              Steve Hall

5.              Thomas Gentile

6.              Reggie Laubmeier

7.              Ryan McDermott

8.              Karl Quick

A-1

APPENDIX B

COMMODITY INTERESTS TRADED BY CRABEL CAPITAL MANAGEMENT, LLC

The undersigned represents that the following is a complete list of all commodity interests which the undersigned intends to trade on behalf of COLBY GLOBAL HORIZONS, LLC other than regulated futures contracts and options on regulated futures contracts traded on a qualified board of trade or exchange:

Bloomberg Code	Crabel Symbol	Description	Region	Category	Exchange
AD1 Curncy	AD	AUD/USD Future	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
EO1 Index	AEX	Amsterdam Index	Europe	Equity Index :EQIX	NYSE LIFFE - Amsterdam :EOE
LA1 Comdty	AL	Primary Aluminum	Commodities	Base Metal :BMTL	LME 3rd Wednesday Prices & Options :LMF
CO1 Comdty	BC	Crude Oil, Brent	Commodities	Crude Oil :CRDO	ICE Futures Europe :ICE
RX1 Comdty	BD	Euro Bund	Europe	Bond :BOND	Eurex :EUX
BM1 Curncy	BM	BRL/EUR	Developing	Cross Currency :XCUR	Bolsa De Mercadorias & Futuros :BMF
EB1 Comdty	BMW	Wheat	Commodities	Wheat :WHET	South African Futures Exchange :SAF
AFA Index	BNB	CNX Nifty CNXBANK	Developing	Equity Index :EQIX	National Stock Exchange :NSE
NZA Index	BNF	CNX Nifty	Developing	Equity Index :EQIX	National Stock Exchange :NSE
BO1 Comdty	BO	Soybean Oil	Commodities	Soy :SOY	Chicago Board of Trade :CBT
BP1 Curncy	BP	GBP/USD Future	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
PRA1 Curncy	BPZR	Sterling/Rand Future	Developing	Currency :CURR	JSE Interest Rate Market :YLX
BR1 Curncy	BRU	BRL/USD Future	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
BBSA Index	BS	BSE 100 Index	Developing	Equity Index :EQIX	Bombay Stock Exchange :BBX
IK1 Comdty	BTP	Euro-BTP Future	Europe	Bond :BOND	Eurex :EUX
BTS1 Comdty	BTS	Short term Euro-BTP futures	Europe	Bond :BOND	Eurex :EUX

BZ1 Index	BV	Bovespa	Developing	Equity Index :EQIX	Bolsa De Mercadorias & Futuros :BMF
UB1 Comdty	BXL	Euro Buxl	Europe	Bond :BOND	Eurex :EUX
CC1 Comdty	CC	Cocoa	Commodities	Foodstuff :FOOD	ICE Futures US Softs :NYB
CD1 Curncy	CD	CAD/USD Future	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
GM1 Comdty	CET	CETES, 91 Day	Developing	Interest Rate :INTR	Mercado Mexicano de Derivados :MDX
CN1 Comdty	CGB	Canadian Govt Bond, 10Yr	Americas	Bond :BOND	Montreal Exchange :MSE
CL1 Comdty	CL	Crude Oil, WTI	Commodities	Crude Oil :CRDO	NYMEX Exchange :NYM
OQA1 Comdty	CLO	Crude Oil, Oman	Commodities	Crude Oil :CRDO	Dubai Mercantile Exchange :DME
C 1 Comdty	CN	Corn	Commodities	Corn :CORN	Chicago Board of Trade :CBT
RS1 Comdty	CO	Canola	Commodities	Other Grain :OGRN	ICE Futures Canada :WCE
CRD1 Comdty	CRD	Corn Future-Price Reference Campinas (SP)	Commodities	Corn :CORN	Bolsa De Mercadorias & Futuros :BMF
CT1 Comdty	CT	Cotton, No. 2	Commodities	Fibers :FIBR	ICE Futures US Softs :NYB
LP1 Comdty	CU	Copper	Commodities	Base Metal :BMTL	LME 3rd Wednesday Prices & Options :LMF
EV1 Curncy	CUP	Cupom Cambial	Developing	Interest Rate :INTR	Bolsa De Mercadorias & Futuros :BMF
GX1 Index	DD	DAX Index	Europe	Equity Index :EQIX	Eurex :EUX
DJEA Index	DJR	DJ US Real Estate	Americas	Equity Index :EQIX	Chicago Board of Trade :CBT
OE1 Comdty	DL	Euro Bobl	Europe	Bond :BOND	Eurex :EUX
UC1 Curncy	DOL	USD (US Dollar) Future	Developing	Currency :CURR	Bolsa De Mercadorias & Futuros :BMF
DX1 Curncy	DX	USD Index	Americas	Cross Currency :XCUR	ICE Futures US Currencies :FNX
ER1 Comdty	EB	Euribor, 3Mo	Europe	Interest Rate :INTR	NYSE LIFFE - London :LIF
XB1 Index	EBV	Bovespa, Mini	Developing	Equity Index :EQIX	Bolsa De Mercadorias & Futuros :BMF

EC1 Curncy	EC	EUR/USD Future	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
RP1 Curncy	ECBP	EUR/GBP Futures	Americas	Cross Currency :XCUR	Chicago Mercantile Exchange :CME
RER1 Curncy	ECR	EUR/RUB	Developing	Cross Currency :XCUR	Russian Trading System :RTS
RF1 Curncy	ECSF	EUR/CHF	Americas	Cross Currency :XCUR	Chicago Mercantile Exchange :CME
B21 Curncy	ECT	EUR/USD	Developing	Cross Currency :XCUR	Turkish Derivatives Exchange :TKD
MO1 Comdty	ECX	Emissions - EUA, ECX	Commodities	Emissions :EMIS	ICE Futures Europe :ICE
URA1 Curncy	ECZR	Euro/Rand Future	Developing	Currency :CURR	JSE Interest Rate Market :YLX
ED1 Comdty	ED	Eurodollar, 3Mo	Americas	Interest Rate :INTR	Chicago Mercantile Exchange :CME
LED1 Comdty	EDY	Eurodollar, 3Mo	Americas	Interest Rate :INTR	NYSE LIFFE U.S. :NYL
EE1 Curncy	EES	EUR/USD Emini Future	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
RY1 Curncy	EJY	EUR/JPY	Americas	Cross Currency :XCUR	Chicago Mercantile Exchange :CME
EN1 Comdty	EN	Crude Oil, WTI	Commodities	Crude Oil :CRDO	ICE Futures Europe :ICE
ES1 Index	ES	S&P 500 E-mini	Americas	Equity Index :EQIX	Chicago Mercantile Exchange :CME
ES1 Comdty	ESW	Euroswiss, 3 Mo	Europe	Interest Rate :INTR	NYSE LIFFE - London :LIF
VG1 Index	EX	Euro Stoxx 50	Europe	Equity Index :EQIX	Eurex :EUX
OM1 Index	EXA	STOXX 600 Media	Europe	Equity Index :EQIX	Eurex :EUX
BJ1 Index	EXB	STOXX 600 Banks	Europe	Equity Index :EQIX	Eurex :EUX
SXR1 Index	EXD	Stoxx Europe Mid 200	Europe	Equity Index :EQIX	Eurex :EUX
RH1 Index	EXG	STOXX 600 Household Goods	Europe	Equity Index :EQIX	Eurex :EUX
JV1 Index	EXI	STOXX 600 Insurance	Europe	Equity Index :EQIX	Eurex :EUX
SXPA Index	EXL	Stoxx Europe Large 200	Europe	Equity Index :EQIX	Eurex :EUX
SXT1 Index	EXS	Stoxx Europe Small 200	Europe	Equity Index :EQIX	Eurex :EUX
QO1 Index	EXT	STOXX 600 Travel & Leisure	Europe	Equity Index :EQIX	Eurex :EUX

GP1 Index	EXU	STOXX 600 Utilities	Europe	Equity Index :EQIX	Eurex :EUX
SXO1 Index	EXX	Stoxx Europe 600	Europe	Equity Index :EQIX	Eurex :EUX
QB1 Index	EXZ	STOXX 600 Industrial	Europe	Equity Index :EQIX	Eurex :EUX
YE1 Comdty	EY	Euroyen, Tibor 3Mo	Asia/Australia	Interest Rate :INTR	Tokyo Financial Exchange :TFX
DU1 Comdty	EZ	Euro Schatz	Europe	Bond :BOND	Eurex :EUX
FF1 Comdty	FF	Fed Fund, 30 Day	Americas	Interest Rate :INTR	Chicago Board of Trade :CBT
FN1 Comdty	FN	Natural Gas	Commodities	Natural Gas :NATG	ICE Futures Europe :ICE
FV1 Comdty	FV	US Treasury Note, 5Yr	Americas	Bond :BOND	Chicago Board of Trade :CBT
FYT1 Comdty	FVY	US Treasury Note, 5Yr	Americas	Bond :BOND	NYSE LIFFE U.S. :NYL
GC1 Comdty	GC	Gold, 100 oz	Commodities	Precious Metal :PMTL	COMEX division of NYMEX :CMX
QS1 Comdty	GO	Gasoil	Commodities	Refined Products :REFP	ICE Futures Europe :ICE
HI1 Index	HA	Hang Seng	Asia/Australia	Equity Index :EQIX	Hong Kong Futures Exchange :HKG
IR1 Comdty	HB	Australian Bank Bill	Asia/Australia	Interest Rate :INTR	ASX Trade24 :SFE
HC1 Index	HC	Hang Seng China Enterprises	Asia/Australia	Equity Index :EQIX	Hong Kong Futures Exchange :HKG
HG1 Comdty	HG	Copper	Commodities	Base Metal :BMTL	COMEX division of NYMEX :CMX
HO1 Comdty	HO	Heating Oil	Commodities	Refined Products :REFP	NYMEX Exchange :NYM
XP1 Index	HS	ASX SPI 200	Asia/Australia	Equity Index :EQIX	ASX Trade24 :SFE
YM1 Comdty	HT	Australian Gov’t Bond, 3Y Future	Asia/Australia	Bond :BOND	ASX Trade24 :SFE
XM1 Comdty	HX	Australian Gov’t Bond, 10Yr	Asia/Australia	Bond :BOND	ASX Trade24 :SFE
IB1 Index	IBX	IBEX 35	Europe	Equity Index :EQIX	Meff Renta Variable (Madrid) :MFM
ICR1 Comdty	ICN	Corn Futures	Commodities	Corn :CORN	ICE Futures US Softs :NYB
IB1 Comdty	IHB	Interbank Cash Rate, 30 Day	Asia/Australia	Interest Rate :INTR	ASX Trade24 :SFE
NV1 Comdty	IHO	Heating Oil	Commodities	Refined Products :REFP	ICE Futures Europe :ICE
IK1 Index	IK	FTSE KLCI Future	Developing	Equity Index :EQIX	Malaysia Derivatives Ex. (KLO) :MDE

L 1 Comdty	IL	Sterling, 90 Day	Europe	Interest Rate :INTR	NYSE LIFFE - London :LIF
IRD1 Curncy	INR	Indian Rupee Dollar	Developing	Cross Currency :XCUR	Dubai Gold & Commodities Exchange :DGC
PG1 Comdty	IRB	Gasoline, RBOB	Commodities	Refined Products :REFP	ICE Futures Europe :ICE
Z 1 Index	IX	FTSE 100	Europe	Equity Index :EQIX	NYSE LIFFE - London :LIF
RIEA Index	IXE	FTSE/EPRA Europe Index	Europe	Equity Index :EQIX	NYSE LIFFE - Paris :EOP
JG1 Comdty	JAU	Gold	Commodities	Precious Metal :PMTL	Tokyo Commodity Exchange :TCM
JB1 Comdty	JB	Japan Gov’t Bond, 10Yr	Asia/Australia	Bond :BOND	Tokyo Stock Exchange :TSE
JC1 Comdty	JC	Corn	Commodities	Corn :CORN	Tokyo Grain Exchange :TGE
CP1 Comdty	JCO	Crude Oil, TOCOM	Commodities	Crude Oil :CRDO	Tokyo Commodity Exchange :TCM
JV1 Comdty	JGL	Gasoline	Commodities	Refined Products :REFP	Tokyo Commodity Exchange :TCM
JGP1 Comdty	JGP	Gold, Mini	Commodities	Precious Metal :PMTL	Tokyo Commodity Exchange :TCM
JX1 Comdty	JKE	Kerosene	Commodities	Refined Products :REFP	Tokyo Commodity Exchange :TCM
JA1 Comdty	JPL	Platinum	Commodities	Precious Metal :PMTL	Tokyo Commodity Exchange :TCM
JN1 Comdty	JRU	Rubber	Commodities	Industrial Material :IMAT	Tokyo Commodity Exchange :TCM
JS1 Comdty	JS	Soybean	Commodities	Soy :SOY	Tokyo Grain Exchange :TGE
AI1 Index	JSE	FTSE/JSE Top 40	Developing	Equity Index :EQIX	South African Futures Exchange :SAF
JI1 Comdty	JSV	Silver	Commodities	Precious Metal :PMTL	Tokyo Commodity Exchange :TCM
DV1 Index	JTP	DTOP	Developing	Equity Index :EQIX	South African Futures Exchange :SAF
JY1 Curncy	JY	JPY/USD Future	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
JPR1 Curncy	JYZR	JPY/ZAR Future	Developing	Currency :CURR	JSE Interest Rate Market :YLX
KC1 Comdty	KC	Coffee, ‘C’	Commodities	Foodstuff :FOOD	ICE Futures US Softs :NYB

AX1 Comdty	KCB	Coffee, Arabica	Commodities	Foodstuff :FOOD	Bolsa De Mercadorias & Futuros :BMF
KJ1 Curncy	KJY	JPY (Japanese Yen)	Developing	Currency :CURR	Korea Exchange :KFE
KK1 Comdty	KLB	Klibor, 3Mo	Developing	Interest Rate :INTR	Malaysia Derivatives Ex. (KLO) :MDE
KM1 Index	KM	KOSPI200	Developing	Equity Index :EQIX	Korea Exchange :KFE
KU1 Curncy	KRW	USD (US Dollar)	Developing	Currency :CURR	Korea Exchange :KFE
KE1 Comdty	KTB	Korea Treasury Bond, 3Yr	Developing	Bond :BOND	Korea Exchange :KFE
KAA1 Comdty	KTY	Korea Treasury Bond, 10Yr	Developing	Bond :BOND	Korea Exchange :KFE
KW1 Comdty	KW	Wheat	Americas	Wheat :WHET	Kansas City Board of Trade :KCB
LB1 Comdty	LB	Lumber	Commodities	Industrial Material :IMAT	Chicago Mercantile Exchange :CME
LC1 Comdty	LC	Cattle, Live	Commodities	Livestock :LSTK	Chicago Mercantile Exchange :CME
QC1 Comdty	LCC	Cocoa	Commodities	Foodstuff :FOOD	NYSE LIFFE - London :LIF
LL1 Comdty	LD	Lead	Commodities	Base Metal :BMTL	LME 3rd Wednesday Prices & Options :LMF
FC1 Comdty	LF	Cattle, Feeder	Commodities	Livestock :LSTK	Chicago Mercantile Exchange :CME
T 1 Comdty	LFY	Swapnote, 5Yr	Europe	Swap :SWAP	NYSE LIFFE - London :LIF
LH1 Comdty	LH	Lean Hogs	Commodities	Livestock :LSTK	Chicago Mercantile Exchange :CME
DF1 Comdty	LKC	Coffee, Robusta 10 Tonne	Commodities	Foodstuff :FOOD	NYSE LIFFE - London :LIF
LS1 Comdty	LS	Cattle, Live	Commodities	Livestock :LSTK	Bolsa De Mercadorias & Futuros :BMF
QW1 Comdty	LSB	Sugar	Commodities	Foodstuff :FOOD	NYSE LIFFE - London :LIF
RW1 Comdty	LTU	Swapnote, 2Yr	Europe	Swap :SWAP	NYSE LIFFE - London :LIF
P 1 Comdty	LTY	Swapnote, 10Yr	Europe	Swap :SWAP	NYSE LIFFE - London :LIF
CRD1 Curncy	MAX	E-Micro, AUD/USD	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
EP1 Comdty	MAZ	Maize	Commodities	Corn :CORN	NYSE LIFFE - Paris :EOP
CRP1 Curncy	MBP	E-Micro, GBP/USD	Americas	Currency :CURR	Chicago Mercantile Exchange :CME

FA1 Index	MD	S&P MidCap 400 E-mini	Americas	Equity Index :EQIX	Chicago Mercantile Exchange :CME
MF1 Index	MDD	MDAX	Europe	Equity Index :EQIX	Eurex :EUX
IS1 Index	MDX	MEX Bolsa	Developing	Equity Index :EQIX	Mercado Mexicano de Derivados :MDX
CRE1 Curncy	MEC	E-Micro, EUR/USD	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
BA1 Comdty	MES	Canadian Bank Bill	Americas	Interest Rate :INTR	Montreal Exchange :MSE
MFS1 Index	MFS	mini MSCI EAFE Index	Americas	Equity Index :EQIX	NYSE LIFFE U.S. :NYL
VYA1 Comdty	MFV	Mexican Bond, 5Yr	Developing	Bond :BOND	Mercado Mexicano de Derivados :MDX
MGC1 Comdty	MGC	Gold, E-micro	Commodities	Precious Metal :PMTL	COMEX division of NYMEX :CMX
IXPA Index	MGY	S&P E-mini Energy Select Sector Futures	Americas	Equity Index :EQIX	Chicago Mercantile Exchange :CME
HU1 Index	MHA	Hang Seng mini	Asia/Australia	Equity Index :EQIX	Hong Kong Futures Exchange :HKG
MHC1 Index	MHC	Hang Seng China Enterprises, Mini	Asia/Australia	Equity Index :EQIX	Hong Kong Futures Exchange :HKG
ST1 Index	MIB	FTSE MIB	Europe	Equity Index :EQIX	Borsa Italiana (IDEM) :MIL
DO1 Comdty	MII	TIIE, 28 Day	Developing	Interest Rate :INTR	Mercado Mexicano de Derivados :MDX
MJA1 Comdty	MJP	Platinum, Mini	Commodities	Precious Metal :PMTL	Tokyo Commodity Exchange :TCM
JE1 Curncy	MJY	JPY/USD E-Mini Future	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
SW1 Index	MMB	FTSE MIB Mini	Europe	Equity Index :EQIX	Borsa Italiana (IDEM) :MIL
MES1 Index	MME	mini MSCI Emerging Mkt(EM) Index	Americas	Equity Index :EQIX	NYSE LIFFE U.S. :NYL
LN1 Comdty	MNI	Nickel	Commodities	Base Metal :BMTL	LME 3rd Wednesday Prices & Options :LMF
YMEA Index	MNK	E-Mini Nikkei 225 Yen	Americas	Equity Index :EQIX	Chicago Mercantile Exchange :CME
MPPA Index	MPE	mini MSCI Pan-Euro Index	Americas	Equity Index :EQIX	NYSE LIFFE U.S. :NYL
MPTA Index	MSX	Mini S&P Toronto 60	Americas	Equity Index :EQIX	Montreal Exchange :MSE
MX1 Index	MTAX	TAIEX mini	Asia/Australia	Equity Index :EQIX	Taiwan Futures Exchange :FTX

DW1 Comdty	MTY	Mexican Bond, 10Yr	Developing	Bond :BOND	Mercado Mexicano de Derivados :MDX
VYC1 Comdty	MUL	Mexican Bond, 30Yr	Developing	Bond :BOND	Mercado Mexicano de Derivados :MDX
MW1 Comdty	MW	Wheat, Red Spring	Americas	Wheat :WHET	Minneapolis Grain Exchange :MGE
CA1 Comdty	MWC	Wheat, Milling	Commodities	Wheat :WHET	NYSE LIFFE - Paris :EOP
MWLA Index	MWI	mini MSCI World Index	Americas	Equity Index :EQIX	NYSE LIFFE U.S. :NYL
PE1 Curncy	MX	MXN/USD Future	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
DS1 Curncy	MXD	USD (US Dollar)	Developing	Currency :CURR	Mercado Mexicano de Derivados :MDX
LX1 Comdty	MZN	Zinc	Commodities	Base Metal :BMTL	LME 3rd Wednesday Prices & Options :LMF
BZA1 Comdty	NBC	Crude Oil, Brent Last Day	Commodities	Crude Oil :CRDO	NYMEX Exchange :NYM
NG1 Comdty	NG	Natural Gas	Commodities	Natural Gas :NATG	NYMEX Exchange :NYM
NH1 Index	NH	Nikkei 225 Yen	Americas	Equity Index :EQIX	Chicago Mercantile Exchange :CME
NK1 Index	NI	Nikkei 225	Asia/Australia	Equity Index :EQIX	Osaka Securities Exchange :OSE
NX1 Index	NK	Nikkei 225	Americas	Equity Index :EQIX	Chicago Mercantile Exchange :CME
NO1 Index	NO	Nikkei 225 mini	Asia/Australia	Equity Index :EQIX	Osaka Securities Exchange :OSE
NQ1 Index	NQ	NASDAQ 100 E-mini	Americas	Equity Index :EQIX	Chicago Mercantile Exchange :CME
ZB1 Comdty	NZB	New Zeal Bank Bill, 3Mo	Asia/Australia	Interest Rate :INTR	ASX Trade24 :SFE
NV1 Curncy	NZD	NZD/USD Future	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
O 1 Comdty	OA	Oats	Commodities	Other Grain :OGRN	Chicago Board of Trade :CBT
PIL1 Curncy	OAJ	OSE FX AUD/JPY	Asia/Australia	Currency :CURR	Osaka Securities Exchange :OSE
OAT1 Comdty	OAT	French Government Bond	Europe	Bond :BOND	Eurex :EUX
PID1 Curncy	OBJ	OSE FX GBP/JPY	Asia/Australia	Currency :CURR	Osaka Securities Exchange :OSE
PIW1 Curncy	OCJ	OSE FX CAD/JPY	Asia/Australia	Currency :CURR	Osaka Securities Exchange :OSE

OD1 Comdty	OD	Interbank Deposit, 1 Day	Developing	Interest Rate :INTR	Bolsa De Mercadorias & Futuros :BMF
PIC1 Curncy	OEJ	OSE FX EUR/JPY	Asia/Australia	Currency :CURR	Osaka Securities Exchange :OSE
PIO1 Curncy	OEU	OSE FX EUR/USD	Asia/Australia	Cross Currency :XCUR	Osaka Securities Exchange :OSE
JO1 Comdty	OJ	FCOJ, A	Commodities	Foodstuff :FOOD	ICE Futures US Softs :NYB
PIB1 Curncy	OJY	OSE FX USD/JPY	Asia/Australia	Currency :CURR	Osaka Securities Exchange :OSE
PIR1 Curncy	ONJ	OSE FX NZD/JPY	Asia/Australia	Currency :CURR	Osaka Securities Exchange :OSE
PIA1 Curncy	OSJ	OSE FX CHF/JPY	Asia/Australia	Currency :CURR	Osaka Securities Exchange :OSE
QC1 Index	OX	OMXS30	Europe	Equity Index :EQIX	OMX Nordic Exchange Stockholm :SSE
PA1 Comdty	PA	Palladium	Commodities	Precious Metal :PMTL	NYMEX Exchange :NYM
CF1 Index	PI	CAC 40 10 EUR	Europe	Equity Index :EQIX	NYSE LIFFE - Paris :EOP
PL1 Comdty	PL	Platinum	Commodities	Precious Metal :PMTL	NYMEX Exchange :NYM
KO1 Comdty	PO	Crude Palm Oil	Commodities	Foodstuff :FOOD	Malaysia Derivatives Ex. (KLO) :MDE
G 1 Comdty	QG	Long Gilt	Europe	Bond :BOND	NYSE LIFFE - London :LIF
EC1 Comdty	QM	Crude Oil, E-mini	Commodities	Crude Oil :CRDO	NYMEX Exchange :NYM
EO1 Comdty	QN	Natural Gas, E-mini	Commodities	Natural Gas :NATG	NYMEX Exchange :NYM
XAP1 Curncy	RAU	AUD/USD Futures	Developing	Cross Currency :XCUR	Russian Trading System :RTS
XB1 Comdty	RB	Gasoline, RBOB	Commodities	Refined Products :REFP	NYMEX Exchange :NYM
B51 Comdty	RBL	Brent Crude Oil	Commodities	Crude Oil :CRDO	Russian Trading System :RTS
RXD1 Index	RDX	RDXUSD Index Futures	Europe	Equity Index :EQIX	Eurex :EUX
RED1 Curncy	REC	EUR/USD	Developing	Cross Currency :XCUR	Russian Trading System :RTS
C31 Comdty	RG	Gold	Commodities	Precious Metal :PMTL	Russian Trading System :RTS
XUP1 Curncy	RGD	GBP/USD Futures	Developing	Cross Currency :XCUR	Russian Trading System :RTS

RGAA Index	RGW	Russell 1000 Growth	Americas	Equity Index :EQIX	ICE Futures US Indices :NYF
RM1 Index	RM	Russell 1000 Mini	Americas	Equity Index :EQIX	ICE Futures US Indices :NYF
PLT1 Comdty	RPL	Platinum	Commodities	Precious Metal :PMTL	Russian Trading System :RTS
IJ1 Comdty	RPS	Rapeseed, Euro	Commodities	Other Grain :OGRN	NYSE LIFFE - Paris :EOP
RR1 Comdty	RR	Rice, Rough	Commodities	Other Grain :OGRN	Chicago Board of Trade :CBT
RU1 Curncy	RRU	RUB/USD Future	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
SAA1 Comdty	RSB	Raw Sugar	Commodities	Foodstuff :FOOD	Russian Trading System :RTS
SVA1 Comdty	RSV	Refined Silver	Commodities	Precious Metal :PMTL	Russian Trading System :RTS
UR1 Curncy	RUB	USD/RUB	Developing	Currency :CURR	Russian Trading System :RTS
RVB1 Index	RV	Russell 1000 Value	Americas	Equity Index :EQIX	ICE Futures US Indices :NYF
WHT1 Comdty	RWC	Wheat	Commodities	Wheat :WHET	Russian Trading System :RTS
SB1 Comdty	SB	Sugar, #11 World	Commodities	Foodstuff :FOOD	ICE Futures US Softs :NYB
SHYA Index	SES	Sensex	Developing	Equity Index :EQIX	Bombay Stock Exchange :BBX
BC1 Index	SET	SET50	Asia/Australia	Equity Index :EQIX	Thailand Futures Exchange :TEF
SF1 Curncy	SF	CHF/USD Future	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
DS1 Comdty	SFV	Swap, 5Yr	Americas	Swap :SWAP	Chicago Board of Trade :CBT
QZ1 Index	SG	MSCI Singapore	Asia/Australia	Equity Index :EQIX	Singapore Exchange (was SIMEX) :SGX
FB1 Comdty	SGB	Swiss CONF	Europe	Bond :BOND	Eurex :EUX
SM1 Comdty	SM	Soybean Meal	Commodities	Soy :SOY	Chicago Board of Trade :CBT
S11 Index	SMD	Swiss Mid Cap	Europe	Equity Index :EQIX	Eurex :EUX
MV1 Comdty	SMW	Wheat, Milling	Commodities	Wheat :WHET	ASX Trade24 :SFE
IH1 Index	SNF	S&P CNX Nifty	Asia/Australia	Equity Index :EQIX	Singapore Exchange (was SIMEX) :SGX
WB1 Comdty	SQG	Short Gilt	Europe	Bond :BOND	NYSE LIFFE - London :LIF

SY1 Comdty	SSY	Soybean	Commodities	Soy :SOY	South African Futures Exchange :SAF
VH1 Index	ST	STOXX 50 Future	Europe	Equity Index :EQIX	Eurex :EUX
DI1 Comdty	STY	Swap, 10Yr Interest Rate	Americas	Swap :SWAP	Chicago Board of Trade :CBT
SI1 Comdty	SV	Silver	Commodities	Precious Metal :PMTL	COMEX division of NYMEX :CMX
PT1 Index	SXF	S&P Toronto 60	Americas	Equity Index :EQIX	Montreal Exchange :MSE
S 1 Comdty	SY	Soybean	Commodities	Soy :SOY	Chicago Board of Trade :CBT
YK1 Comdty	SYZ	Soybean, Mini	Commodities	Soy :SOY	Chicago Board of Trade :CBT
FT1 Index	TAX	TAIEX	Asia/Australia	Equity Index :EQIX	Taiwan Futures Exchange :FTX
TB1 Index	TB	TAIEX, Finance	Asia/Australia	Equity Index :EQIX	Taiwan Futures Exchange :FTX
DPA Index	TDD	TECDAX	Europe	Equity Index :EQIX	Eurex :EUX
RTA1 Index	TF	Russell 2000 Mini	Americas	Equity Index :EQIX	ICE Futures US Indices :NYF
TGB1 Comdty	TGC	GOLD	Commodities	Precious Metal :PMTL	Thailand Futures Exchange :TEF
XLT1 Comdty	TGF	Gold USD/Ounce	Commodities	Precious Metal :PMTL	Turkish Derivatives Exchange :TKD
UST1 Curncy	THB	THB/USD Future	Asia/Australia	Currency :CURR	Thailand Futures Exchange :TEF
A51 Index	TKF	ISE 30	Developing	Equity Index :EQIX	Turkish Derivatives Exchange :TKD
A21 Curncy	TLEC	TRY/EUR	Developing	Cross Currency :XCUR	Turkish Derivatives Exchange :TKD
TMD1 Comdty	TMD	10 Baht GOLD	Commodities	Precious Metal :PMTL	Thailand Futures Exchange :TEF
TMI1 Index	TMI	Mini TOPIX	Asia/Australia	Equity Index :EQIX	Tokyo Stock Exchange :TSE
LT1 Comdty	TN	Tin	Commodities	Base Metal :BMTL	LME 3rd Wednesday Prices & Options :LMF
TP1 Index	TP	TOPIX	Asia/Australia	Equity Index :EQIX	Tokyo Stock Exchange :TSE
A11 Curncy	TRL	TRY (Turkish Lira)	Developing	Currency :CURR	Turkish Derivatives Exchange :TKD
TU1 Comdty	TU	US Treasury Note, 2Yr	Americas	Bond :BOND	Chicago Board of Trade :CBT

TYT1 Comdty	TUY	US Treasury Note, 2Yr	Americas	Bond :BOND	NYSE LIFFE U.S. :NYL
TW1 Index	TW	MSCI Taiwan	Asia/Australia	Equity Index :EQIX	Singapore Exchange (was SIMEX) :SGX
TE1 Index	TWE	TAIEX, Electronic	Asia/Australia	Equity Index :EQIX	Taiwan Futures Exchange :FTX
TY1 Comdty	TY	US Treasury Note, 10Yr	Americas	Bond :BOND	Chicago Board of Trade :CBT
WN1 Comdty	ULB	US Treasury Ultra Bond	Americas	Bond :BOND	Chicago Board of Trade :CBT
US1 Comdty	US	US Treasury Long Bond	Americas	Bond :BOND	Chicago Board of Trade :CBT
UST1 Comdty	USR	US Treasury DTCC GCF Repo Index	Americas	Interest Rate :INTR	NYSE LIFFE U.S. :NYL
RYT1 Comdty	USY	US Treasury Long Bond	Americas	Bond :BOND	NYSE LIFFE U.S. :NYL
SYT1 Comdty	UTY	US Treasury Note, 10Yr	Americas	Bond :BOND	NYSE LIFFE U.S. :NYL
FVS1 Index	VEX	VSTOXX Mini-Futures	Europe	Equity Index :EQIX	Eurex :EUX
VZA Index	VIN	VINX30	Europe	Equity Index :EQIX	OMX Nordic Exchange Helsinki :HEX
UX1 Index	VX	CBOE Volatility Index (VIX)	Americas	Non-Equity Index :NEIX	CBOE Futures Exchange :CBF
VYB1 Comdty	VYB	Mexican Bond, 20Yr	Developing	Bond :BOND	Mercado Mexicano de Derivados :MDX
W 1 Comdty	WC	Wheat	Commodities	Wheat :WHET	Chicago Board of Trade :CBT
WDO1 Curncy	WDO	Mini Dollar Futures	Developing	Currency :CURR	Bolsa De Mercadorias & Futuros :BMF
FS1 Curncy	WUS	USD (US Dollar)	Europe	Currency :CURR	Warsaw Stock Exchange :WSE
WZ1 Comdty	WZ	Maize, White	Commodities	Corn :CORN	South African Futures Exchange :SAF
XG1 Comdty	XG	Gold, Mini	Commodities	Precious Metal :PMTL	NYSE LIFFE U.S. :NYL
YS1 Comdty	XS	Silver, Mini	Commodities	Precious Metal :PMTL	NYSE LIFFE U.S. :NYL
XU1 Index	XUA	FTSE China A50	Asia/Australia	Equity Index :EQIX	Singapore Exchange (was SIMEX) :SGX
YC1 Comdty	YC	Corn, Mini	Commodities	Corn :CORN	Chicago Board of Trade :CBT
DM1 Index	YM	DJ Industrial Average Mini	Americas	Equity Index :EQIX	Chicago Board of Trade :CBT

YW1 Comdty	YW	Maize, Yellow	Commodities	Corn :CORN	South African Futures Exchange :SAF
DRA1 Curncy	ZAR	Dollar/Rand Future	Developing	Currency :CURR	JSE Interest Rate Market :YLX
NI1 Index	ZN	Nikkei 225	Asia/Australia	Equity Index :EQIX	Singapore Exchange (was SIMEX) :SGX
RA1 Curncy	ZR	ZAR/USD Future	Americas	Currency :CURR	Chicago Mercantile Exchange :CME
BJ1 Comdty	ZT	Japan Gov’t Bond, 10Yr Mini	Asia/Australia	Bond :BOND	Singapore Exchange (was SIMEX) :SGX
	INS	ICE Natural Gas	Commodities	Natural Gas :NATG	ICE Futures Europe :ICE
NN1 Comdty	NN	Natural Gas	Commodities	Natural Gas :NATG	NYMEX Exchange :NYM
HH1 Comdty	HH	Natural Gas	Commodities	Natural Gas :NATG	NYMEX Exchange :NYM
CFP1 Comdty	DFV	US 5Yr Deliverable Swap	Americas	Swap :SWAP	Chicago Board of Trade :CBT
CTP1 Comdty	DTU	US 2Yr Deliverable Swap	Americas	Swap :SWAP	Chicago Board of Trade :CBT
CNP1 Comdty	DTY	US 10Y Deliverable Swap	Americas	Swap :SWAP	Chicago Board of Trade :CBT
CBP1 Comdty	DUS	US 30Y Deliverable Swap	Americas	Swap :SWAP	Chicago Board of Trade :CBT
BTA1 Comdty	OAM	French Government Bond	Europe	Bond :BOND	Eurex :EUX
SYT1 Comdty	TYY	US Treasury Note, 10Yr	Americas	Bond :BOND	NYSE LIFFE U.S. :NYL
CAR1 COMDTY	EUA	ICE ECX CER Emissions	Commodities	Emissions :EMIS	ICE Futures Europe :ICE
OD1 Comdty	OD1F	Interbank Deposit, 1 Day	Developing	Interest Rate :INTR	Bolsa De Mercadorias & Futuros :BMF
vbe1 comdty	SAC	SAFEX Corn	Commodities	Corn :CORN	South African Futures Exchange :SAF
APN +1M Curncy	FARS	Argentinian Peso	LatAm	Currency :CURR	FX: OTC
CCN+1M Curncy	FCNY	Chinese Renmindi	Asia/Australia	Currency :CURR	FX: OTC
CHN +1M Curncy	FCLP	Chilean Peso	LatAm	Currency :CURR	FX: OTC
CLN+1M Curncy	FCOP	Columbian Peso	LatAm	Currency :CURR	FX: OTC
HUF Curncy	FHUF	Hungarian Forint	Europe	Currency :CURR	FX: OTC

IHN+1M Curncy	FIDR	Indonesian Rupiah	Asia/Australia	Currency :CURR	FX: OTC
ILS Curncy	FILS	Israeli Shekel	Europe	Currency :CURR	FX: OTC
IRN+1M Curncy	FINR	Indian Rupee	Asia/Australia	Currency :CURR	FX: OTC
KWN+1M Curncy	FKRW	Korean Won	Asia/Australia	Currency :CURR	FX: OTC
MRN+1M Curncy	FMYR	Malaysian Ringgit	Asia/Australia	Currency :CURR	FX: OTC
NTN+1M Curncy	FTWD	Tawain Dollar	Asia/Australia	Currency :CURR	FX: OTC
PPN+1M Curncy	FPHP	Philippine Peso	Asia/Australia	Currency :CURR	FX: OTC
PSN+1M Curncy	FPEN	Peruvian New Sol	Asia/Australia	Currency :CURR	FX: OTC
RUB Curncy	FRUB	Russian Ruble	Europe	Currency :CURR	FX: OTC
BRL Curncy	FBRL	Brazilian Real	LatAm	Currency :CURR	FX: OTC
AUD Curncy	AX	Australian Dollar	Currencies	Currency :CURR	FX: OTC
GBP Curncy	FB	British Pound	Currencies	Currency :CURR	FX: OTC
CAD Curncy	FC	Canadian Dollar	Currencies	Currency :CURR	FX: OTC
CZK Curncy	FCZK	Czech Koruna	Currencies	Currency :CURR	FX: OTC
DKK Curncy	FDKK	Danish Krone	Currencies	Currency :CURR	FX: OTC
EUR Curncy	FE	Euro Currency	Currencies	Currency :CURR	FX: OTC
JPY Curncy	FJ	Japanese Yen	Currencies	Currency :CURR	FX: OTC
MXN Curncy	FMXN	Mexican Peso	Currencies	Currency :CURR	FX: OTC
NOK Curncy	FNOK	Norwegian Krone	Currencies	Currency :CURR	FX: OTC
NZD Curncy	FNZD	New Zealand Dollar	Currencies	Currency :CURR	FX: OTC
PLN Curncy	FPLN	Polish Zloty	Currencies	Currency :CURR	FX: OTC
CHF Curncy	FS	Swiss Franc	Currencies	Currency :CURR	FX: OTC
SEK Curncy	FSEK	Swedish Krona	Currencies	Currency :CURR	FX: OTC
SGD Curncy	FSGD	Singapore Dollar	Currencies	Currency :CURR	FX: OTC
FTRY Curncy	FTRY	Turkish Lira	Currencies	Currency :CURR	FX: OTC
ZAR Curncy	FZAR	South African Rand	Currencies	Currency :CURR	FX: OTC
AUDCAD Curncy	XAC	Aussie/Cad Cross	Currencies	Currency :CURR CROSS	FX: OTC
AUDJPY Curncy	XAJ	Aussie/Yen Cross	Currencies	Currency :CURR CROSS	FX: OTC
AUDNZD Curncy	XANZD	Aussie/Kiwi Cross	Currencies	Currency :CURR CROSS	FX: OTC
GBPAUD Curncy	XBA	Sterling/Aussie Cross	Currencies	Currency :CURR CROSS	FX: OTC
GBPJPY Curncy	XBJ	Sterling/Yen Cross	Currencies	Currency :CURR CROSS	FX: OTC
CADJPY Curncy	XCJ	Cad/Yen Cross	Currencies	Currency :CURR CROSS	FX: OTC

EURAUD Curncy	XEA	Euro/Aussie Cross	Currencies	Currency :CURR CROSS	FX: OTC
EURGBP Curncy	XEB	Euro/Sterling Cross	Currencies	Currency :CURR CROSS	FX: OTC
EURCAD Curncy	XECAD	Euro/Cad Cross	Currencies	Currency :CURR CROSS	FX: OTC
EURJPY Curncy	XEJ	Euro Yen Cross	Currencies	Currency :CURR CROSS	FX: OTC
EURNOK Curncy	XENOK	Euro Nok Cross	Currencies	Currency :CURR CROSS	FX: OTC
EURSEK Curncy	XESEK	Euro Sek Cross	Currencies	Currency :CURR CROSS	FX: OTC
NZDJPY Cunrcy	XNJ	Kiwi Yen Cross	Currencies	Currency :CURR CROSS	FX: OTC
NOKSEK Curncy	XNKSK	Nok Sek Cross	Currencies	Currency :CURR CROSS	FX: OTC

CRABEL CAPITAL MANAGEMENT,LLC

By:
Name: Michael Pomada
Title: Chief Operating Officer

Dated as of March 31, 2013

APPENDIX C

COMMODITY TRADING AUTHORITY

Crabel Capital Management, LLC

Attn:  Michael Pomada

Facsimile:  414-276-2660

Dear Michael Pomada:

Colby Global Horizons, LLC (the “Company”) does hereby make, constitute and appoint you as its attorney-in-fact to buy and sell commodity futures and forward contracts (including foreign futures and options contracts) in accordance with the Advisory Agreement between us and certain others.

Very truly yours,

COLBY GLOBAL HORIZONS, LLC

	By:	BLACKROCK INVESTMENT MANAGEMENT, LLC,
its Manager

By:
		Name:	Robert S. Ellsworth
		Title:	Managing Director

Dated as of March , 2013

C-1

APPENDIX D

ACKNOWLEDGMENT OF RECEIPT OF CRABEL MEMORANDUM

The undersigned hereby acknowledges receipt of Crabel Capital Management’s Crabel Fund, L.P.  Memorandum dated November 30, 2012.

COLBY GLOBAL HORIZONS, LLC

	By:	BLACKROCK INVESTMENT MANAGEMENT, LLC,
its Manager

By:
		Name:	Robert S. Ellsworth
		Title:	Managing Director

Dated as of March , 2013

APPENDIX E

DESCRIPTION OF THE CRABEL DIVERSIFIED FUTURES PROGRAM (“THE PROGRAM”)

The Crabel Diversified Futures Program employs multiple, price-driven short-term trading strategies in a diversified, global portfolio of liquid futures and currency markets.  Approximately half of the trades are momentum trades and half are mean-reversion trades.  Trading is systematic, and the average holding period of each trade is approximately one day.  Risk is controlled by employing stop loss levels, time exits and diversification across sectors and geographical regions.  The Crabel Diversified Futures Program is traded in the Class G Interests of Crabel Fund, L.P.  The Advisor’s intention is to trade the Global Horizons Fund assets in the same manner as it trades the Class G Interests of Crabel Fund, L.P.

The trading strategies of the Trading Advisor are proprietary and confidential.

APPENDIX F

CONSENT TO ELECTRONIC DELIVERY

In accordance with Part 4 of the Commodity Exchange Act, the Trading Advisor is required to deliver any reports or financial information related to the Company’s Account. These items may be delivered to Company electronically with the Company’s consent. If the Company consents to electronic delivery of documents, this consent will be in place until revoked by Company in writing to Trading Advisor in accordance with the Notices Section of this Agreement. The Company may revoke this consent at any time and request all documents to be sent in hard copy by mail. The Company may request a specific document or document to be sent in hard copy by mail in addition to electronic delivery. The Trading Advisor does not charge any additional fees for electronic delivery of this information.

By signing below, the Company understands these provisions and consents to electronic delivery of all documents from Trading Advisor.

COLBY GLOBAL HORIZONS, LLC

By:	BLACKROCK INVESTMENT MANAGEMENT, LLC,
its Manager

By:
	Name:	Robert S. Ellsworth
	Title:	Managing Director